UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

                          GVI SECURITY SOLUTIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   000-21295                  77-0436410
----------------------------   -------------------       -----------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
    of incorporation)              File Number)           Identification Number)


           2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007
--------------------------------------------------------------------------------
               (Address of principal executive office)         (Zip Code)


       Registrant's telephone number, including area code: (972) 245-7353


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13c-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

      On October 29, 2004, in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder, GVI Security Solutions, Inc. (the "Company"), sold 23 "Units" for an aggregate purchase price of $1,150,000, to a group of five purchasers, all of whom are affiliates of the Company. Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Secured Convertible Promissory Notes (the "Notes"), and (ii) warrants (the "Warrants") to purchase 33,333 shares of the Company's common stock.

      The Notes mature on the earlier of (i) the closing of a public or private offering of the equity securities of the Company resulting in aggregate gross proceeds to the Company of at least $1,500,000 (a "Qualified Offering"); (ii) the sale of all or substantially all of the assets of the Company or the consummation of a merger of the Company in which the stockholders of the Company prior to the merger hold less than 50% of the voting power of the surviving entity following such merger, or (iii) October 29, 2005. The Notes are convertible into shares of the Company's Common Stock at an initial conversion price of $1.50 per share (the "Conversion Price"), subject to adjustment as follows. In the event a Qualified Offering is not consummated and the Notes repaid in full prior to January 29, 2005, the Conversion Price will be decreased (but not increased), if applicable, to equal 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding January 29, 2005, and in the event a Qualified Offering is not consummated and the Notes repaid in full prior to April 29, 2005, the Conversion Price will be decreased (but not increased), if applicable, to equal to 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding April 29, 2005.

      The Warrants are exercisable for a period of five years from issuance at an initial exercise price of $1.50 per share (the "Exercise Price"), subject to adjustment as follows. In the event that the Company consummates a Qualified Offering on or before December 31, 2004, the Exercise Price will be decreased (but not increased), if applicable, to equal the price per share of Common Stock paid by investors in the Qualified Offering. In addition, in the event a Qualified Offering is not consummated and the Notes repaid in full prior to January 29, 2005, the Conversion Price will be decreased (but not increased), if applicable, to equal 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding January 29, 2005, and in the event a Qualified Offering is not consummated and the Notes repaid in full prior to April 29, 2005, the Conversion Price will be decreased (but not increased), if applicable, to equal to 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding April 29, 2005.

      Pursuant to the terms of the Subscription Agreement under which the Units were sold, the Company has granted the holders of the Notes and Warrants "piggy back" registration rights with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, and the right to demand registration of such shares at any time after April 29, 2005.

      The purchasers of the Units were (i) Howard Safir, the Company's Chairman of the Board, (ii) Nazzareno E. Paciotti, a director of the Company and its Chief Executive Officer, (iii) a corporation wholly-owned by David Weiner, a director of the Company, (iv) a limited partnership of which Joseph Rosetti, a director of the Company, is the principal, and (v) an equity fund managed by Fred Knoll, a director of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit 4.1       Form of Subscription Agreement for Units

Exhibit 4.2       Form of Note

Exhibit 4.3       Form of Warrant

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004

                                    GVI SECURITY SOLUTIONS, INC.


                                    By: /s/ Nazzareno E. Paciotti
                                        ---------------------------------------
                                        Name: Nazzareno Paciotti
                                        Title: Chief Executive Officer and Chief
                                        Financial Officer

                                  EXHIBIT INDEX

No.               Description

Exhibit 4.1       Form of Subscription Agreement for Units

Exhibit 4.2       Form of Note

Exhibit 4.3       Form of Warrant